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                                                                    EXHIBIT 23.1


                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement
(Form S-8 Nos. 333-00000, 333-41465 and 333-88611) pertaining to the Amended and Restated 1996 Equity Incentive Plan of our report dated January 25, 2002, with respect to the consolidated financial statements and schedule of Tripath Imaging, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2001, filed with the Securities and Exchange Commission.


                                                           /s/ Ernst & Young LLP


Raleigh, North Carolina
June 25, 2002